STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is entered into as of this 8th day of December, 2008 (this “Agreement”), by and between Money Line Capital, Inc., a California corporation, (“MLCI”), on the one hand, and the individuals listed on Exhibit A (the “Shareholders”), on the other hand.  Each of MLCI and the Shareholders may be referred to as a “Party” and collectively as the “Parties.”

WHEREAS, the Shareholders own the number of shares of Gateway International Holdings, Inc., a Nevada corporation (“Gateway”) indicated on Exhibit A, which constitutes a majority of the outstanding shares of Gateway common stock;

WHEREAS, Gateway is a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, is subject to the Exchange Act reporting requirements;

WHEREAS, in the future, Gateway intends to file an application with FINRA to become re-listed on The OTC Bulletin Board;

WHEREAS, MLCI desires to purchase from the Shareholders the number of shares of Gateway common stock indicated on Exhibit A (the “Shares”), which equals approximately 43% of the outstanding shares of common stock of Gateway;

WHEREAS, the Shareholders desire to sell the Shares to MLCI in exchange for the Purchase Price listed in Section 1.1, below;

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained in this Agreement, the Parties hereby agree as follows:

ARTICLE 1
SALE OF THE SHARES

Section 1.1       Sale of the Shares.  Subject to the terms and conditions set forth in this Agreement, the Shareholders agree to sell, transfer and assign to MLCI and MLCI agrees to purchase from the Shareholders, the Shares, for an aggregate purchase price of $2,211,750 (the “Purchase Price”).

Section 1.2        Payment of the Purchase Price.  The Purchase Price will be paid in three installments as follows:

Installment Amount	Due Date

$907,500	Closing Date
$135,000	December 15, 2008
$619,250	January 31, 2009
$550,000	March 31, 2009

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Section 1.3        Proceeds of the Purchase Price.  The Purchase Price will be paid to the Shareholders and will be divided among the Shareholders as set forth on Exhibit A.  The Shares will be put in the name of MLCI at Closing, and MLCI will have the right to vote the Shares for any matter that comes up before a vote of the common stockholders of Gateway, but the certificates representing the Shares in MLCI’s name will be held by The Lebrecht Group, APLC (the “Escrow Agent”), until such time as the Purchase Price has been paid in full to the Shareholders, as more fully set forth in that certain Escrow Agreement dated of even date herewith.

Section 1.4        Resignations of Shareholders.  As further consideration for the purchase of the Shares by MLCI, the Shareholders will terminate their current employment or independent contractor agreements with Gateway and will resign from all officer positions they hold with Gateway.  The Shareholders also agree to resign from their Board of Director positions, effective upon the appointment of new Directors by Gateway post-Closing.

Section 1.5        Employment Agreement.  As further consideration for selling the Shares, MLCI and Gateway agree that Gateway will enter into an employment agreement with Timothy D. Consalvi in the form attached hereto as Exhibit B immediately after the Closing (the “Employment Agreement”).

Section 1.6        Re-Listing on OTCBB.  As further consideration for selling the Shares, MLCI agrees to use its best efforts to have Gateway file an application with FINRA to become re-listed on The OTC Bulletin Board, and agrees to take all actions within its power so that Gateway gets re-listed on The OTC Bulletin Board as soon as possible, unless such re-listing becomes impossible due to regulatory issues with FINRA and/or the Securities Exchange Commission.

Section 1.7        Voting Proxies.  As further consideration for the purchase of the Shares by MLCI, the Shareholders agree that the shares of Gateway common stock they own after the Closing (the “Proxy Shares”) will be subject to the following additional restrictions:

(a)           At Closing, the Shareholders immediately and irrevocable grant to MLCI a proxy to vote the Proxy Shares in any way that MLCI deems fit.  The proxy granted hereunder shall not be cancellable and shall be irrevocable until such time as released in writing by MLCI.  The proxy shall be in the form attached hereto as Exhibit C.

(b)           The Shareholders further agree that they will not sell, assign, transfer, hypothecate, or otherwise transfer or encumber the Proxy Shares without first providing a written offer to MLCI to purchase the Proxy Shares at least ten (10) days prior to any Shareholder selling their Proxy Shares.  MLCI shall have three (3) business days to purchase the shares on the same terms as those offered by any third party.

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Section 1.8       Saputo/Frisco Lawsuit.  As further consideration for selling the Shares, MLCI agrees to indemnify and hold Gateway and the Shareholders harmless from any damages, including damages for liability, attorney’s fees, and court costs, if any, that Gateway and the Shareholders are ordered to pay to Plaintiffs as a result from that certain lawsuit entitled Onofrio Saputo and Christopher Frisco v. Gateway International Holdings, Inc., Lawrence Consalvi, Timothy Consalvi and Joe Gledhill, Court of the State of California, County of Orange, Case No. 30-2008-00110905, filed on August 21, 2008.

Section 1.9        Indemnification for Transaction.  As further consideration for selling the Shares, MLCI agrees to indemnify and hold Gateway and the Shareholders harmless from any damages, including damages for liability, attorney’s fees, and court costs, if any, that Gateway and the Shareholders are ordered to pay to any third-party plaintiffs (actions brought by individuals or entities that are not Parties to this Agreement) as a result of the stock purchase transaction evidenced by this Agreement.

ARTICLE 2
CLOSING AND DELIVERY

Section 2.1       Closing Date.  Upon the terms and subject to the conditions set forth herein, the consummation of the purchase and sale of the Shares (the “Closing”) shall be held simultaneous with the execution of this Agreement, or at such other time mutually agreed upon between the constituent parties (the “Closing Date”).  The Closing shall take place at the offices of the Shareholders set forth in Section 7.1 hereof, or by the exchange of documents and instruments by mail, courier, facsimile and wire transfer to the extent mutually acceptable to the parties hereto.

Section 2.2        Delivery at Closing. At the Closing:

(a)           The Shareholders shall deliver to the Escrow Agent:

(1)	the Shares, in the name of MLCI, subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever;

(b)           The Shareholders shall deliver to MLCI:

(1)	executed copies of their resignations in the form attached hereto as Exhibit D; and

(2)	executed copy of the Employment Agreement.

(c)           MLCI shall deliver to the Shareholders:

(1)	the sum of $907,500, which is the first installment of the Purchase Price; and

(2)	a fully executed copy of the MLCI Board of Directors resolution approving this Agreement and the transactions contemplated hereby.

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(d)           Gateway shall deliver to the Shareholders:

(1)	a fully executed copy of the Gateway Board of Directors resolution approving the actions Gateway must take under this Agreement;

(2)	executed copies of the Employment Agreement;

(3)	and executed copy of the Gledhill Note; and

(4)
a waiver or consent executed by Pacific Western Bank consenting to, or waiving its right to approve, the transactions contemplated by this Agreement, to the extent necessary under Gateway’s loan agreements with Pacific Western Bank dated September 29, 2008.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

The Shareholders represent and warrant to MLCI that as of the date hereof:

Section 3.1        Authorization; No Agreements.  The execution, delivery and performance by the Shareholders of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby are within the Shareholders’ powers.  The Shareholders have full legal capacity to execute and deliver this Agreement and perform its obligations hereunder.  This Agreement has been duly and validly executed and delivered by the Shareholders and is a legal, valid and binding obligation of the Shareholders, enforceable against the Shareholders in accordance with its terms.  The execution, delivery and performance by the Shareholders of this Agreement do not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Shareholders.  The Shareholders are not a party to any agreement, written or oral, creating rights in respect of any of the Shares on the part of any third party or relating to the voting of the Shares.  As of the Closing, there will not be any outstanding or authorized options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase, issuance or sale of any of the Shares, or any arrangements that require or permit any of the Shares to be voted by or at the discretion of anyone other than the lawful holder thereof, and there are no restrictions of any kind on the transfer of any of the Shares other than (a) restrictions on transfer imposed by the Securities Act of 1933, as amended (the “Securities Act”) and (b) restrictions on transfer imposed by applicable state securities or “blue sky” laws.

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Section 3.2        Capitalization.

(a)           The authorized capital stock of the Gateway consists of One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share, of which 27,611,956 shares will be issued and outstanding as of the Closing; and Ten Million (10,000,000) shares of preferred stock, none of which is issued or outstanding.  All of the outstanding shares of capital stock of Gateway have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. All of the issued and outstanding shares of capital stock of Gateway has been offered, issued and sold by Gateway in compliance with all applicable federal and state securities laws.  No securities of Gateway are entitled to preemptive or similar rights, and no person, natural or otherwise, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby.  Other than Gateway’s agreement with Stephen Kasprisin, as of the Closing there are no outstanding options, warrants, script, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the common stock, or contracts, commitments, understandings or arrangements by which Gateway is or may become bound to issue additional shares of the common stock, or securities or rights convertible or exchangeable into shares of the common stock.  The sale of the Shares will not obligate Gateway to issue shares of common stock or other securities to any Person and shall not result in a right of any holder of Gateway securities to adjust the exercise, conversion, exchange or reset price under such securities.

(b)           There are no stockholder agreements, voting trusts or other agreements or understandings to which the Shareholders are a party or by which they are bound relating to the voting of any the Shares.

(c)           The Shares, when delivered in accordance with the terms of this Agreement, shall be validly issued, fully paid and non-assessable and the Shares shall not be subject to any lien, charge, security interest or other encumbrance or preemptive or other similar right.

Section 3.3       Subsidiary.  “Subsidiary” or “Subsidiaries” means all corporations, trusts, partnerships, associations, joint ventures or other Persons, as defined below, of which a corporation or any other Subsidiary of such corporation owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts or otherwise.  “Person” means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity.  As of the Closing, Gateway has three subsidiaries, All American CNC Sales, Inc., E.M. Tool Company, Inc., and Eran Engineering, Inc.  As of the Closing, Gateway owns 100% of the outstanding securities of such Subsidiaries.

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Section 3.4       Liabilities or Debts.  As of the Closing, Gateway does not have any material liabilities or debts, whether accrued, contingent or absolute, of the type required to be disclosed in Gateway’s financial statements under generally accepted accounting principles, other than those listed in Gateway’s periodic filings filed with the Securities and Exchange Commission.  Gateway has 85 employees.

Section 3.5        Litigation.  Except as listed in Gateway’s periodic Exchange Act filings filed with the Securities and Exchange Commission, there is no (a) action, suit, investigation, audit or proceeding pending against, or, to the best knowledge of the Shareholders, threatened or contemplated against or affecting, Gateway or any of its assets or properties before or by any court or arbitrator or any governmental body, agency or official or (b) injunction, outstanding judgment, restraining order, decree or other order of any nature to which Gateway is subject or to which the business, assets or property of Gateway is subject.  Gateway is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or any other government agency. The Securities and Exchange Commission (the “Commission”) has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Gateway under the Securities Exchange Act of 1934 (the “Exchange Act”) or the Securities Act, except as set forth in Gateway’s Exchange Act and Securities Act filings.

Section 3.6        Taxes.  (a) Gateway has (i) duly filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business, including with respect to the Subsidiaries, and all such duly filed tax returns are true, correct and complete in all material respects in relation to any and all applicable taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges, and (ii) paid in full or made adequate provisions for on its balance sheet (in accordance with generally accepted accounting principles) all taxes shown to be due on such tax returns.  There are no liens for taxes upon the assets of Gateway or any of its subsidiaries.  Gateway and its subsidiaries have not received any notice of audit, is not undergoing any audit of its tax returns, and has not received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by Gateway with respect to any tax returns.  Gateway has not filed a request with the Internal Revenue Service for changes in accounting methods within the last three years which change would affect the accounting for tax purposes, directly or indirectly, of its business.  Gateway has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

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Section 3.7        No Brokers.  No brokerage or finder’s fees or commissions are or will be payable by the Shareholders to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement, and the Shareholders have not taken any action that would cause MLCI to be liable for any such fees or commissions.  The Shareholders agree that MLCI shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Person, for fees of the type contemplated by this Section and the Shareholders shall indemnify and hold MLCI harmless from any fees, costs or liabilities of any kind incurred by MLCI in connection therewith.

Section 3.8        Disclosure.  All disclosure provided to MLCI regarding Gateway, its business and the transactions contemplated hereby, furnished by or on behalf of Gateway with respect to the representations and warranties made herein, are true and correct in all material respects with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 3.9       No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Shareholders to arise, between the accountants and lawyers formerly or presently employed by Gateway and Gateway is current with respect to any fees owed to its accountants and lawyers.

Section 3.10      No Conflicts.  The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of Gateway’s Certificate of Incorporation, Bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Gateway debt or otherwise) or other understanding to which Gateway is a party or by which any property or asset of Gateway is bound or affected; and (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Gateway is subject (including federal and state securities laws and regulations), or by which any property or asset of Gateway is bound or affected.

Section 3.11      Filings, Consents and Approvals.  Gateway is not required to obtain any consent, waiver, authorization or order of any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance of this Agreement.

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Section 3.12      Compliance.  Other than as set forth in Gateway’s Exchange Act and Securities Act filings, Gateway: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Gateway under), nor has Gateway received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body and (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority.

Section 3.13      Assets.  All Gateway leases for real or personal property are valid and effective in accordance with their respective terms (in each case, as against Gateway), and there is not under any of such leases, to the knowledge of the Shareholders, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default).

Section 3.14      Change of Control.  Other than this Agreement, the Shareholders and/or Gateway are not a party to an agreement for, or involved in any discussions concerning any transaction that would reasonably be expected to, result in any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 5% or more of the total voting power of the outstanding common stock.

Section 3.15      Notice of Developments.  The Shareholders shall promptly notify MLCI in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which would reasonably be expected to result in any breach of a representation or warranty or covenant of the Shareholders in this Agreement or which would reasonably be expected to have the effect of making any representation or warranty of the Shareholders in this Agreement untrue or incorrect in any respect.  Such notification shall not affect or otherwise limit MLCI’s right to enforce the terms of this Agreement hereto as they existed on the date hereof, without taking into account such notification.

ARTICLE 4
REPRESENTATIONS OF MLCI

MLCI represents and warrants to the Shareholders, as follows:

Section 4.1        Existence and Power.  MLCI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

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Section 4.2       Authorization; No Agreements.  The execution, delivery and performance by MLCI of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby are within MLCI’s powers.  MLCI has full legal capacity to execute and deliver this Agreement and perform its obligations hereunder.  This Agreement has been duly and validly executed and delivered by MLCI and is a legal, valid and binding obligation of MLCI, enforceable against MLCI in accordance with its terms.  The execution, delivery and performance by MLCI of this Agreement do not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect MLCI.

Section 4.3        Execution and Delivery.  The execution, delivery and performance by MLCI of this Agreement is within such MLCI’s powers and does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect MLCI.

Section 4.4        Binding Effect.  This Agreement, when executed and delivered by MLCI shall be irrevocable and will constitute the legal, valid and binding obligation of MLCI enforceable against MLCI in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.5        Investment Purpose.  MLCI represents that it is purchasing the Shares for its own account, with the intention of holding the Shares, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state unless an exemption from registration is available under those laws.

Section 4.6        Investment Experience.  MLCI has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

Section 4.7       Further Limitations on Disposition.  MLCI further acknowledges that the Shares are restricted securities under Rule 144 of the Securities Act and that the Shares (and any securities issuable upon conversion) must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available, and, therefore, when transferred to MLCI will contain a restrictive legend substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, LICENSED TO PRACTICE LAW WITHIN THE UNITED STATES, REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

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Section 4.8       No Public Market.  MLCI understands that no public market now exists for any of the securities issued by Gateway and that the Shareholders have made no assurances that a public market will ever exist for Gateway’s securities.

Section 4.9        Exchange Act Reporting Company.  MLCI understands that Gateway is a reporting company under the Exchange Act, and as such, has reporting obligations under the Exchange Act.  MLCI is aware of, and has read, Gateway’s Exchange Act filings, including its 10-Q for the period ended September 30, 2008, as filed with the Securities and Exchange Commission on November 13, 2008.

Section 4.10      Notice of Developments.  MLCI shall promptly notify the Shareholders in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which would reasonably be expected to result in any breach of a representation or warranty or covenant of MLCI in this Agreement or which would reasonably be expected to have the effect of making any representation or warranty of MLCI in this Agreement untrue or incorrect in any respect.  Such notification shall not affect or otherwise limit the Shareholders’ right to enforce the terms of this Agreement hereto as they existed on the date hereof, without taking into account such notification.

ARTICLE 5
COVENANTS OF THE PARTIES

The parties hereto agree that:

Section 5.1        Notices of Certain Events.  In addition to any other notice required to be given by the terms of this Agreement, each of the Parties shall promptly notify the other party hereto of:

(a)           any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement;

(b)           any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

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(c)           any actions, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3 or Section 4 (as the case may be) or that relate to the consummation of the transactions contemplated by this Agreement.

Section 5.2        Access to Information.  The Shareholders will provide MLCI with any relevant information related to Gateway that MLCI requests in writing, and subject to that certain Confidentiality Agreement between the Parties dated October 10, 2008.

Section 5.3        Reasonable Efforts.  Each Party agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other parties in connection with the foregoing.  Each Party further agrees not to undertake any course of action inconsistent with the satisfaction of the conditions to Closing set forth herein, and to do all such acts and take all such measures as may be reasonable to comply, and be in compliance, with the representations, warranties, covenants and agreements contained in this Agreement.

Section 5.4        Cooperation.  In the event that any investigation, inquiry, lawsuit, administrative proceeding or any other proceeding is commenced with respect to Gateway, the Shareholders shall reasonably cooperate with and provide all applicable documents to MLCI immediately upon request of MLCI.

ARTICLE 6
CONDITIONS PRECEDENT

Section 6.1        Conditions of Obligations of MLCI.  The obligations of MLCI are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by MLCI:

(a)           Representations and Warranties.  Each of the representations and warranties of the Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement (except to the extent such representations and warranties speak as of an earlier date).

(b)            Company Minutes.  MLCI shall have received prior to the Closing Date executed copies of all minutes, consents, resolutions of Gateway (for meetings of or by stockholders and directors of Gateway).

(c)            Board of Directors Resolutions.  MLCI shall have received executed resolutions of the Board of Directors of Gateway approving the transactions contemplated herein, as applicable.

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(d)            Performance. The Shareholders shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(e)            Filings.  The Shareholders shall have successfully filed Gateway’s quarterly report on Form 10-Q for the period ended September 30, 2008, and shall have received a “no further comments” letter from the Commission regarding Gateway’s annual report on Form 10-K for the year ended June 30, 2008.

Section 6.2        Conditions of Obligations of the Shareholders.  The obligations of the Shareholders to consummate the sale of the Shares are subject to the following conditions, any or all of which may be waived in whole or in part by the Shareholders:

(a)           Representations and Warranties.  Each of the representations and warranties of MLCI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date.

(b)            Performance. MLCI shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it or him on or before the Closing.

(c)            Consent of Pacific Western Bank.  Pacific Western Bank shall have consented, in writing, to the transactions contemplated by this Agreement, to the extent necessary under Gateway’s loan agreements with Pacific Western Bank dated September 29, 2008, or Pacific Western Bank shall have waived its right to approve the transaction in writing.

(d)            Guaranties.  If required by Pacific Western Bank, MLCI shall have provided signed personal guaranties, acceptable to Pacific Western Bank, sufficient to replace Timothy D. Consalvi and Joseph T. Gledhill as personal guarantors under Gateway’s loan agreements with Pacific Western Bank.

(e)            Gledhill Loan.  Gateway shall have entered into a new promissory note in favor of Joseph Gledhill in the principal amount of $650,000, with the terms set forth on Exhibit E (the “Gledhill Note”), and MLCI shall have entered into a personal guaranty guarantying Gateway’s obligations under the Gledhill Note, with the terms set forth on Exhibit F (the “Guaranty”).

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ARTICLE 7
MISCELLANEOUS

Section 7.1        Notices.  All notices, requests and other communications to any party hereunder shall be in writing and either delivered personally, faxed or sent by overnight courier to:

If to the Shareholders:	Timothy D. Consalvi & Kathryn Consalvi
c/o Gateway International Holdings, Inc.
2672 Dow Avenue
Tustin, CA  92780
Facsimile No.:  (714) 619-2339

Lawrence D. Consalvi & Lina R. Consalvi
c/o Gateway International Holdings, Inc.
2672 Dow Avenue
Tustin, CA  92780
Facsimile No.:  (714) 619-2339

Joseph Gledhill
c/o Gateway International Holdings, Inc.
2672 Dow Avenue
Tustin, CA  92780
Facsimile No.:  (714) 619-2339

If to MLCI:	Money Line Capital, Inc.
2183 Fairview Road, Suite 217
Costa Mesa, CA 92627
Attn:  Anthony L. Anish, __________
Facsimile No.: ________________

With a copy of
all notices to:	The Lebrecht Group, APLC
9900 Research Drive
Irvine, CA  92618
Attn:  Craig V. Butler, Esq
Facsimile: (949) 635-1244

or such other address or fax number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date delivered personally or by overnight delivery service or confirmed facsimile transmission if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 7.2        Amendments; No Waivers.

(a)           Any provision of this Agreement with respect to transactions contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Shareholders and MLCI; or in the case of a waiver, by the party against whom the waiver is to be effective.

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(b)           No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.3        Fees and Expenses.  Each of the Shareholders and MLCI shall bear their own costs and expenses incurred by them in connection with this Agreement.

Section 7.4        Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, that MLCI shall have the right to assign this Agreement to an affiliate of MLCI and no other party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, but any such transfer or assignment will not relieve the appropriate Party of its obligations hereunder.

Section 7.5        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law thereof.

Section 7.6       Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County of Orange, State of California, and each of the parties hereto consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Each party hereto (including its affiliates, agents, officers, directors and employees) irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 7.7        Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto has received counterparts hereof signed by all of the other parties.  No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

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Section 7.8       Entire Agreement.  This Agreement, along with the schedules and exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes and merges all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 7.9        Captions.  The captions are included for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

Section 7.10      Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 7.11      Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the its terms and that the parties shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

Section 7.12      Survival.  The representations and warranties contained in this Agreement shall survive the Closing and delivery of the Shares.

Section 7.13      Representation.  The Parties acknowledge that The Lebrecht Group, APLC represents Gateway, in connection with the negotiation and drafting of this Agreement.  The Lebrecht Group, APLC has not represented either MLCI or the Shareholders in connection with the negotiation and drafting of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, each of the following individuals has caused this Agreement to be signed, and each Party that is not an individual has caused this Agreement to be duly executed under seal by its respective authorized officers, all as of the day and year first above written.

“MLCI”	“Shareholders”

Money Line Capital, Inc.,
a California corporation

/s/ Jitu Banker	/s/ Timothy D. Consalvi
By: Jitu Banker	Timothy D. Consalvi, an individual
Its: President

/s/ Kathryn Consalvi
Kathryn Consalvi, an individual

/s/ Lawrence A. Consalvi
Lawrence A. Consalvi, an individual

/s/ Lina R. Consalvi
Lina R. Consalvi, an individual

/s/ Joseph T. Gledhill
Joseph T. Gledhill, an individual

As acknowledgment and/or confirmation of Sections 1.7, 3.2 – 3.15,  only:

“Gateway”

Gateway International Holdings, Inc.,
a California corporation

/s/ Timothy D. Consalvi
By: Timothy D. Consalvi
Its: Chief Executive Officer

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Exhibit A

The Shareholders

Shareholder	No. of Gateway Shares Owned (Pre-Transaction)	No. of Gateway Shares to be Purchased by MLCI	Proceeds of the Purchase Price (1)

Timothy & Kathryn Consalvi	1,500,000	1,350,000	$270,000
Lawrence & Lina Consalvi	5,480,000	5,000,000	$841,750
Joseph T. Gledhill	6,000,000	5,500,000	$1,100,000
Total:	12,980,000	11,850,000	$2,211,750

(1)  Purchase Price will be paid in four installments per Section 1.2.  Of the first installment ($907,500), Timothy D. Consalvi will receive $135,000, Lawrence A. Consalvi will receive $272,500, and Joseph T. Gledhill will receive $500,000.  Of the second installment ($135,000) Timothy D. Consalvi will receive all $135,000, Lawrence A. Consalvi will receive $0, and Joseph T. Gledhill will receive $0.  Of the third installment ($550,000), Lawrence A. Consalvi will receive $319,250 and Joseph T. Gledhill will receive $300,000. Of the fourth installment ($550,000), Timothy D. Consalvi will receive $0, Lawrence A. Consalvi will receive $250,000, and Joseph T. Gledhill will receive $300,000.

A-1

Exhibit B

Form Stock Power

B-1

Exhibit B

Employment Agreement

C-1

Exhibit C

Form of Proxy

C-1

Exhibit D

Form of Resignation

C-1

Exhibit E

Gledhill Note

C-1

Exhibit F

Guaranty

C-1